UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 12, 2006

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 8.01	Other Events

Compliance with Information Delivery Requirements

        On August 8, 2006, Cablevision Systems Corporation (the “Company”) and CSC Holdings, Inc. (“CSC”) filed a Current Report on Form 8-K disclosing that, as a result of a voluntary review, they had determined that the grant date and exercise price assigned to a number of their stock options and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the closing price of the Company’s common stock on the actual grant date. The Company and CSC also indicated that they expected they would need to restate previously-issued financial statements and would be unable to file their Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 in a timely fashion.

        Cablevision Systems Corporation and CSC Holdings, Inc. Indentures

         As a result of not filing their Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 by September 8, 2006, the Company and CSC are not in compliance with the information delivery and filing requirements under the indentures relating to their notes and debentures. Such noncompliance becomes an event of default as to any series of notes or debentures if the Company or CSC, as the case may be, receives notice of such default from the trustee or the holders of at least 25% of the securities of that series and fails to cure the covenant noncompliance within 60 days after receipt of the notice. If the Company or CSC, as the case may be, fails to cure the covenant noncompliance after expiration of the relevant cure period, the trustee or the holders of 25% of the securities of the series may seek to declare due and payable the principal and accrued interest on the securities of the series.

        On September 12, 2006, the Company received a letter from an investment manager stating that it was acting for funds beneficially owning more than 25% of the outstanding securities of a series under one of the Company’s indentures. The letter stated that it serves as a notice of default under the applicable indenture and demanded that the covenant noncompliance be remedied. Assuming the letter constitutes a valid notice of default from holders of at least 25% of the securities of the relevant series, the Company would have 60 days (until November 11, 2006) to cure its noncompliance with the information delivery and filing covenant.

        The Company and CSC currently expect to satisfy the information delivery and filing requirements under the indentures prior to the expiration of any applicable cure period; however, there can be no assurance that they will be able to do so.

Forward-Looking Statements

        This Form 8-K contains statements that constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking information with respect to the ability of Cablevision and CSC to satisfy covenant requirements within cure periods. Investors are cautioned that such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties and that actual developments and events may differ materially from the forward-looking statements as a result of various factors. Factors that may cause such differences to occur include developments in the preparation of restated financial statements or developments in the government investigations and the litigation relating to past practices in connection with grants of stock options and SARs.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: September 14, 2006

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: September 14, 2006

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